Exhibit 99.1350CERT

         Certification Pursuant to Section 906 of the Sarbanes Oxley Act

I, Terry K. Glenn, President of MuniHoldings New York Insured Fund, Inc. (the "Fund"), certify that:

      1. The N-CSR of the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated: April 21, 2003

                                        /s/ Terry K. Glenn
                                        ----------------------------------------
                                        Terry K. Glenn,
                                        President of
                                        MuniHoldings New York Insured Fund, Inc.

Exhibit 99.1350CERT

         Certification Pursuant to Section 906 of the Sarbanes Oxley Act

I, Donald C. Burke, Chief Financial Officer of MuniHoldings New York Insured Fund, Inc. (the "Fund"), certify that:

      1. The N-CSR of the Fund (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated: April 21, 2003

                                        /s/ Donald C. Burke
                                        ----------------------------------------
                                        Donald C. Burke,
                                        Chief Financial Officer of
                                        MuniHoldings New York Insured Fund, Inc.